.. ,. .· ~ ' :.• .~ .,. 't ... .. • RABBITRUSTAGREEMENT State Street Corporation (the "Company''), U.S. Trust Company, National .· Association (the "Trustee") and Mercer Human Resource LLC (the "Consulting Firm'') have, as of the Effective Date set forth in Section 17 below entered, into this grantor trust agreement (this "Agreement"), there b)" amending and restating the trust· agreement dated as of December 6, 1996 (with Wachovia Bank of North Carolina, N.A. as trustee) and the trust thereunder established with respect to the Company's non qualified deferred compensation and/or severance or incentive plans and arrangements included in the list set forth in Exhibit A attached hereto (the "Plans"). · · · · · · · --. ·· · __ ,,' WHEREAS the Compa..ny and certain of its direct and indirect subsidiaries (together, the "Employer'') maintain the Plans for the benefit of employees and former employees ofthe·Employer and their beneficiaries (each such subsidiary, to· the extent of its employees ·participating in the Plans, being hereinafter referred to as a "Subsidiary''); and . . . . . . WHEREAS the Company has previously established a revocable grantor trust ... to assist it and its Subsidiaries in meeting their obligations under the Plans; and WHEREAS the Company desires to amend the trust agreement under which the aforesaid trust has been maintained and to replace the trustee thereunder with ( the Trustee first named above; and WHEREAS it is the intention of the parties that the Trust as continued hereunder shall continue to constitute an unfunded arrangement for purposes of Title I of the Employee Retirement Income Security Act of.1974_("ERISA"); NOW, THEREFORE, the parties do hereby continue the Trust and agree that the Trust shall be comprised, held and disposed of as follows: . . Section 1. Continuation of Trust (a) The existing. assets of the Trust, as the same may be augmented from time ~o time~ shall constitute the assets of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. (b) The Trust hereby continued shall be revocable by the Company until the occurrence of a Change in Control (as defined in Section 13). Upon the occurrence of a Change in Control, the Trust shall be irrevocable e_xcept as provided herein. (c) The Trust is intended to be a grantor trust within. the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of· 1986, as amended (the "Code"), and shall be -construed accordingly. Prior to

Exhibit 10.22

such time as the Trust becomes irrevocable, the Company shall be the grantor of the Trust. From and after such time as the Trust becomes irrevocable pursuant to subsection (b) above, it shall (unless the Company specifies otherwise) be deemed to consist of subtrusts, one for each employer's obligations under the Plans, which subtrusts together shall constitute the Trust (and all references herein to the Trust shall be deemed to include a reference to such subtrusts or to the relevant subtrust, as the context requires), and the Company and its Subsidiaries shall be deemed the grantors of the Trust, each in respect of its obligations under the Plans; *provided*, that at all times and notwithstanding any other provision of this Agreement, the Company shall be treated as a grantor with respect to so much of the assets of the Trust as consist of stock of the Company. The immediately preceding *proviso* shall be construed in a manner consistent with preserving the benefits described in IRS Notice 2000-56 (as the same may be modified, but only so long as such requirements, as originally set forth or as so modified, are in effect). The Company and its Subsidiaries, each to the extent treated as a grantor of the Trust maintained hereunder, are hereinafter referred to as the "Grantors."

(d) The principal of the Trust, and any earnings thereon (the "Trust Fund") shall be held separate and apart from the Grantors' other funds and shall be used exclusively for the uses and purposes of Plan participants and the Grantors' general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, and no beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company and its Subsidiaries in accordance with the Plans. Any assets held by the Trust will be subject to the claims of the Grantors' general creditors under federal and state law in the event the relevant Grantor is Insolvent, as defined in Section 3(a) herein.

(e) The Company, in its sole discretion, may at any time and from time to time make or cause to be made additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right or duty to compel such additional deposits or determine the sufficiency thereof.

(f) The Company shall take reasonable steps to ensure that each Plan and this Trust shall have characteristics supporting a determination that they form an arrangement constituting an unfunded plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of ERISA.

Section 2. *Payments to Plan Participants and Their Beneficiaries*

2

.. . ~ -·· .... "-- ( ( (a) Prior to a Change in Control the Company shall deliver to the Trustee a schedule (the "Payment Schedule").that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries) and that provides a formula or other instructions reasonably acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for the payment of such amounts. The Consulting· Firm or, prior to a Change in Control, the Company, shall make such . amendments to the Payment Schedule as may be necessary from time to time to ensure that it is complete and accurate; provided, that prior to a Change in Control such amendments shall be made only at such time or times as· the Company in its discreti~n deems necessary or appropriate and following a Change i.n Control such amendments shall not be required~ be made more frequently than quarterly; and further provided, that the Consulting Finn shall make such an amendment to update the Payment Schedule not more than thirty (30) days after receiving notice pursuant hereto that a Change in· Control has occurred; and further provided, that the Consulti~g Firuis . obligation to make any such amendment shall be subject to its having received the information it reasonably determines to be necessary to make such amendment. The Company shall provide the Consulting Firm with all information necessary to keep the Payment Schedule up to date on at least a quarterly basis, and in any event within five bush1ess days.after the occurrence of a Change in Control. Upon application bY. a Plan participant or beneficiary for a benefit under the Plans, the Consulting Firm shall update the Payment Schedule with respect to the individual participant or· beneficiary and notify the Trustee of the updated amount. Except as otherwise provided herein, the Trustee shall make payments to the Plan · participants and their beneficiaries in accordance with such Payment Schedule. The .Trustee or its agent shall not be required to make any determination for which the Company or the Consulting Firm ha~· not provided payment information reasonably requested by the Trustee. (b) The Trustee shall make provision for the reporting and withholding of any · federal taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts · withheld to the appropriate taxing a~thorities or determin~ that such amounts have been reported, withheld and paid by the Company. The Trustee shall make provision for the reporting and withholding of any state or local taxes that may be required with respect to the payment of benefits in accordance with such instructions as it shall receive from the Consulting Firm. (c) The Company shall from time to time pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect oft~e Trust Fund, the income or any property forming a 3

Exhibit 10.22

part thereof or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall have the power to pay such taxes out of the Trust Fund and shall seek reimbursement from the Company. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company's expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. The Trustee shall not be liable for any non-payment of tax when it distributes an interest hereunder on directions from the Company or the Consulting Firm.

(d) The Company or its Subsidiaries may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan, subject to reimbursement in accordance with Section 4. The Company shall notify the Trustee of its decision to have benefits paid directly, prior to the time amounts are payable to participants or their beneficiaries. If the Company fails so to notify the Trustee, or if, at any time following a Change in Control, the Trustee receives notice from a Plan participant or beneficiary that the Company and its Subsidiaries have failed to make a payment when due, the Trustee shall promptly make payment (and any subsequent payments, if the missed payment was one of a series) in accordance with the Payment Schedule.

In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company and its Subsidiaries shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

(e) Notwithstanding anything contained in this Agreement to the contrary, if at any time the Trust is finally determined by the Internal Revenue Service (the "IRS") not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company or its Subsidiaries pursuant to Sections 671 through 679 of the Code, or if a tax is finally determined by the IRS to be payable by one or more participants or beneficiaries with respect to any interest in the Plan or the Trust Fund prior to payment of such interest to such participant or beneficiary and by reason of the Trust, then the Trust shall immediately terminate. The Trustee shall immediately distribute such interest in a lump sum to each participant or beneficiary entitled thereto regardless of whether such participant's employment has terminated and regardless of form and time of payments specified in or pursuant to the Plan as directed by the Company. Any remaining assets (less any expenses or costs due under Section 9 of this Agreement) shall then be

4

Exhibit 10.22

**paid by the Trustee to the Company in such amounts, and in the manner instructed by the Company.**

**Section 3. *Trustee Responsibility Regarding Payments to Trust Beneficiary When Grantor is Insolvent***

**(a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if a Grantor is "Insolvent". A Grantor shall be considered "Insolvent" for purposes of this Agreement if (i) it is unable to pay its debts as they become due, or (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.**

**(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Grantors under federal and state law as set forth below.**

**(1) Each Grantor shall have the duty to inform the Trustee in writing of its Insolvency. If a person claiming to be a creditor of a Grantor notifies the Trustee that the Grantor has become Insolvent, the Trustee shall provide the Grantor with a copy of such writing and absent the Grantor's provision of an independent expert's opinion satisfactory to the Trustee that the Grantor is not Insolvent, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries as described at (3) below.**

**(2) Unless the Trustee has actual knowledge of a Grantor's Insolvency, or has received notice from the Grantor or a person claiming to be a creditor alleging that the Grantor is Insolvent, the Trustee shall have no duty to inquire whether the Grantor is Insolvent.**

**(3) If at any time the Trustee has received a written notice containing information or allegations described in Section 3(b)(1) that a Grantor with respect to any subtrust (or to the Trust, if no subtrusts exist) is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries from such subtrust or Trust, as the case may be, and shall hold the assets of the subtrust or Trust, as the case may be, for the benefit of the Grantor's general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of a Grantor with respect to benefits due under the Plans or otherwise.**

**(4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after it has been demonstrated to the Trustee's satisfaction that the Grantors are not Insolvent (or are no longer Insolvent).**

5

Exhibit 10.22

**(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company and its Subsidiaries in lieu of the payments provided for hereunder during any such period of discontinuance.**

**Section 4. *Payments to the Company and its Subsidiaries.***

**Except as provided in Section 3 hereof and this Section 4, following a Change in Control the Company shall have no right or power to direct the Trustee to return to the Company or its Subsidiaries or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans. Notwithstanding the foregoing, (i) the Company may cause any or all of the assets of the Trust to be withdrawn prior to a Change in Control; (ii) following a Change in Control, upon presentation to the Trustee of evidence satisfactory to the Trustee that the Company or a Subsidiary has paid a benefit directly pursuant to Section 2(d), and upon request by the Company, the Trustee shall reimburse the Company or the Subsidiary for the amount of such payment out of available assets of the Trust; (iii) the Company may at any time substitute or cause to be substituted Trust assets for assets of equivalent value, subject, however, to the Trustee's consent in the case of any such substitution attempted after a Change in Control; and (iv) at any time from and after a Change in Control, the Company may withdraw or cause to be withdrawn assets of the Trust within the limits specified in Section 14.**

**Section 5. *Investment Authority***

**The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, and all rights associated with assets of the Trust shall be exercised by the Trustee, and shall in no event be exercisable by or rest with participants; *provided*, that the Company shall have the right (but not the obligation) to direct the manner in which the Trustee shall invest the Trust Fund by delivering to the Trustee, from time to time prior to a Change in Control, written investment guidelines, which the Trustee shall follow (to the extent consistent with its duties under applicable law) until such investment guidelines are revoked or modified by an instrument in writing delivered to the Trustee prior to a Change in Control. Subject to the foregoing, the Trustee shall have full power and authority to invest and reinvest the Trust Fund in any investment permitted by law, exercising the judgment and care that persons of prudence, discretion and intelligence would exercise under the circumstances then**

6

•, .. '•' , __ prevailing considering the probable income and. safety of their capital, including, ( · without limiting the generality of the foregoing, the power: · ( (a) · To invest and reinvest the Trust Fund, together with the income therefrom, in eolnmon stock, preferred stock, mutual funds, bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the Trustee or any of its affiliates), other securities, policies oflife insurance, annuity contracts, options to buy or sell securities or other assets, and other property of any kind (personal, real or :Mixed, and tangible or intangible); (b) To deposit or invest all or any 11art of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including the commercial department of the Trustee, if such bank is supervised by the United States or any state; (e) To_hold, manage, improve and control all property, real or-personal, forming part of the Trust Fund and to. sell, convey'· transfer, exchange, partition, lease for any.terln, even extending beyond the duration of this Trull!t, and otherwise dispose of the same from time to time in such manner, for such consideration and upon such terms and conditions as the Trustee shall determine; (d) To have, respecting securities, all the rights, powers and privileges of an . owner, including the power to give proxies, pay assessment~;; and other sums deemed by the Trustee to be neee~;sary for the protection of' the Trust Fund, to vote any corporate stock either in person or by proxy, with or without power of substitution for any purpose; to participate in voting trusts, pooling agreements, foreclosures~ reorganizations, consolidations, mergers and liquidations and, in connection therewith, to deposit securities with 'and transfer title to any protective or other eonlmittee under such terms as the Trustee may deem advisable; to exercise or sell stock subsedptions. or conversion rights; and regardless of any limitation elsewhere in this document relative to investment by the Trustee, to accept and retain as an investment any seeuritie·s or other property received through the exercise of any of the foregoing powers; (e) To hold in cash, without liability for interest, such portion of the Trust Fund . which, in its diser~tionary determination, shall be reasonable under the circumstances, pending investments or payments of expenses, or the distribution of benefits; (f) To take such actions as may be necessary or desirable to protect the Trust Fund fromloss due to the default on mortgages held in the Trust, including the appointment of agents or trustees in such other jurisdictions as may . seem desirable, to transfer property to such agents or trustees, to grant such 7

.. ( ( (g) (h) (i) .. (j) (k) powers as are necessary or desirable to protect the Trust or its assets, to direct such agents or trustees, or to delegate such power to direct and to remove such agents or trustees; To employ such agents, including investment advisors, custodians, sub custodians and counsel as may be reasonably necessary and to pay them reasonable compensation; to settle, compromise or abandon all claims and demands in favor of or against the Trust assets; To cause title to property of the Trust to be issued, held or registered in the. individual name of the Trustee or in the name of its nominee(s) or agents, or in such form that title will pass by delivery; · To exercise all ot the further rights, powers, options and privileges granted, provided for or vested in trustees generally under the laws of the State of California, so that powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto; To borrow money from any source (including the.Trustee) and to execute promissory notes, mortgages, or other obligations and to pledge or mortgage any Trust assets as security; To lend certificates representing stocks, bonds, or other securities to any brokerage or other firm selected by the Trustee; (I) To institute, compromise and defend actions and proceedings; to pay or contest any claim; to settle a claim by or .against the Trustee by compromise, arbitration, or otherwise to release, in whole or in part, any claim belonging·; ·· to the Trust to the extent that the claim is uncollectible; (m) To use securities, depositories or custodians and to allow such securities as may be held by a depository or custodian to be registered in the name of such depository or its nominee or in the name of such custodian or its nominee; (n) To invest the Trust Fund from time to time in one or more investment funds, which funds shall be registered under the Investment Company Act ofi940 (including companies with respect to which the Trustee or an affiliate is the investment adviser or provides other services); (o) To invest in stock or other securities of the Company and to retain such · stock to the ·extent consistent with such investment guidelines as the Company may deliver to the Trustee; provided, that with respect to any such investment the requirements of IRS Notice 2000-56 (as the same inay be modified, but only so long as.such requirements, as originally set forth or as so modified, are in effect) shall be satisfied; and 8

.. ... ( ( (p) To do all other acts necessary or desirable.for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof. However, nothing in this section shall be construed to mean the Trustee assumes any respc:msibility for the performance of any investment made by the Trustee in its capacity as trustee under this Agreement. Notwithstanding any powers granted to the Trustee pursuant to this Agreement or applicable law,-the . Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains ~herefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. Section 6. Disposition ·of Income During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested, except as the same may be. disbursed in accordance with the terms ofthisAgreement~ Section 7. Accounting by the Trustee and the Consulting Firm, etc. (a) The Trustee shall keep accurate and detailed records of all inyestments, receipts, disbursements, and all other transactions required· to be :in,ade, including such specific J:"ecords as s·hall be agreed upon in writing between the Company and the Trustee. Within 120 days following the close of each calendar year and within ·120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written a_ccount of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions (b) ·. effected by it, including a description of all securities and investinents purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and. showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company shall fu.rnish the Consulting Firm and the Trustee with copies of the ·Plans and any and all amendments thereto. The Company shall · · promptly provide the Consulting Firm with any and all information that the Consulting Firm reasonably requests or that the Company believes would be useful to the Consulting Firm in carrying out its duties hereunder, and shall promptly update such information as and if it changes. The Company shall also use its reasonable best efforts to cause each Plan participant or . beneficiary to provide the Consulting Firm with all information that it may reasonably request in order to determine the amount of any payments· due to the participant or beneficiary under the Plan. Section 8. Responsibility of the Trustee and the Consulting Firm. 9

-· --· ' ' . - :. ( ( (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a· like character and with like aims. · (b) It is intended by the parties hereto that the Co.nsulting Firm !!!hall not be a fiduciary :With respect to the Trust or any Plan. (c) · The Trustee and the Consulting Firm may consult with legal counsel ·(who may also, but need not, be counsel for the Company or its Subsidiaries) generally with respect to any of their duties or obligations hereunder, and the Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in perforniing any of its duties or obligations hereunder. The Trustee and the Consulting Firm. shall incur no liability to any person for acting or refraining from acting in accordance with the advice of any such counsel, agent, accountant, actuary,· investment advisor, financial consultant or other professional reasonably . consulted or hired in accordance with the foregoing. (d) If an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than. to a successor Trustee, or to loan to any person the proceeds Qf any · borrowing against such policy; provided, that nothing herein shall be . construed as limiting the Trustee's ability to assign any such policy (or loan any borrowing thereunder) to, or to name as beneficiary under such policy, the Company or a Subsidiary in accordance with a transaction contemplated by Section 3 or Section 4. The Trustee shall not be liable for the failtire or inability of an insurance company to pay the proceeds of any policy when due. (e) The Company shall indemnify and. hold each of the Trustee arid the Consulting Firm harmless from and against all loss or liability (including . expenses and reasonable attorneys' fees), to which it may· be subject by reason of its: (i) taking or refraining from taking any action under and in accordance with this Agreement, including, without limitation, the appointment of a successor Trustee by the Consulting Firm or the appointment of a successor Consulting Firm by the Trustee; (ii)· relying upon a certification of an authorized representative of the Company, or (in the case of the Trustee) the Consulting Firm, with respect to any inst~ction, · direction, written investment guidelines or approval of the Company, until a. subsequent certification is filed with it; (iii) actin:g upon any instrument,. certificate, or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons (and neither the Trustee nor the Consulting Firm shall be under any duty to make any investigation or 10

Exhibit 10.22

inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained); and (iv) in the case of the Trustee, making distributions in accordance with the terms of this Agreement and information or directions furnished to the Trustee by Plan participants or beneficiaries, the Consulting Firm or the Company; provided, however that the foregoing indemnity shall not apply to claims or liabilities resulting from or arising out of the 'Trustee's or the Consulting Firm's (as the case may be) negligence or willful misconduct. In the event the Trustee or the Consulting Firm undertakes (with the consent of the Company, in the case of any actions taken prior to a Change in Control) or is a defendant in any litigation arising in connection with this Agreement, the Company shall indemnify it against its actual and prospective costs, expenses and liability, including reasonable attorney's fees which fees and expenses shall be paid monthly in arrears by the Company to or on behalf of the Trustee following the Company's receipt of notice of such legal expenses. Notwithstanding the foregoing, in the event that , liability, cost or expense incurred by the Trustee is determined to be attributable to the Trustee's negligence or willful misconduct in connection with its execution of its duties under the Trust Agreement, the Trustee will promptly reimburse the Company for the legal fees and expenses which have been previously paid on behalf of the Trustee by the Company.

(f) The Company has represented to the Trustee that each Plan qualifies as either (i) an excess benefit plan within the meaning of Section 4(b) of ERISA or (ii) a "top-hat" plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which is exempt from the provisions of Part 4 of Title I of ERISA (an "exempt plan"). The Trustee is entering into this Agreement in reliance upon the Company's representation. Accordingly, in the event that any Plan fails to qualify as an exempt plan, then notwithstanding any other provision of this Agreement to the contrary, the Company will indemnify and hold the Trustee harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Trustee incurs as a result of a breach of fiduciary duty under ERISA arising from any action taken, or omitted to be taken, by the Trustee in good faith in accordance with this Agreement and in reasonable reliance on the Company's representation as to the exempt-plan status of the Plans, other than any such liability, damage, cost or expense that results from or arises out of the Trustee's negligence or willful misconduct.

(g) All releases and indemnities provided in this Agreement shall survive the termination of this Agreement.

Section 9. *Compensation and Expenses of Trustee and Consulting Firm*

11

Exhibit 10.22

The Trustee and the Consulting Firm shall each be entitled to such reasonable compensation for its services as shall be agreed upon between the Company and the Trustee or the Consulting Firm, as the case may be. The Trustee and the Consulting Firm shall also be entitled to receive their reasonable expenses incurred in discharging their duties hereunder. Such compensation and expenses shall be paid by the Company or a Subsidiary, and if not so paid shall be paid by the Trustee from the assets of the Trust.

Section 10. *Resignation and Removal of Trustee*

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b) The Trustee may be removed by the Company on sixty (60) days written notice or upon shorter written notice accepted by the Trustee.

(c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of successor trustee's acceptance of appointment.

(d) If the Trustee resigns or is removed, another bank or trust company shall be appointed as successor trustee. Before a Change in Control such appointment shall be made by the Company. From and after a Change in Control any such appointment shall be made by the Consulting Firm, subject to the minimum standards set forth in Exhibit B hereto. The Company shall promptly notify the Consulting Firm of the name and address of a successor trustee appointed by it, and the Consulting Firm shall promptly notify Plan participants and beneficiaries of the name and address of every successor trustee appointed or otherwise serving following a Change in Control. Each appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets upon transfer of same to the new trustee. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer. If no appointment of a successor trustee has been made pursuant to this subsection, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(e) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior trustee or from

12

Exhibit 10.22

any other past event, or any condition existing at the time it becomes successor trustee.

Section 11. *Resignation and Removal of Consulting Firm*

(a) The Consulting Firm may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Consulting Firm agree otherwise.

(b) The Consulting Firm may be removed by the Company at any time prior to a Change in Control on sixty (60) days written notice or upon shorter written notice accepted by the Consulting Firm.

(c) Upon resignation or removal of the Consulting Firm in accordance with (a) or (b) above, a firm of compensation or retirement plan consultants or certified public accountants shall be appointed the successor Consulting Firm. Before a Change in Control, such appointment shall be made by the Company, and after a Change in Control it shall be made by the Trustee, subject to such minimum standards and guidelines as the Company shall have prescribed prior to the Change in Control. The Consulting Firm shall thereupon deliver to the successor Consulting Firm all records and documents in its possession as may be reasonably required to enable the successor Consulting Firm properly to carry out its duties under this Agreement. The Company and the Trustee shall each promptly notify the other of the name and address of a successor Consulting Firm appointed by it, and a successor Consulting Firm, if appointed or otherwise serving following a Change in Control, shall promptly notify the Plan participants and beneficiaries of its appointment, name and address.

Section 12. *Amendment or Termination*

(a) This Agreement may be amended by a written instrument executed by the Trustee and the Company. Any such amendment that increases the obligations of or otherwise adversely affects the Consulting Firm shall not be effective unless the Consulting Firm consents in writing; *provided*, that the Company and the Trustee reserve the right, prior to a Change in Control and upon notice to the Consulting Firm, but without the consent of the Consulting Firm, to reduce or eliminate the Consulting Firm's role prospectively. From and after a Change in Control, (i) this Agreement may not be amended in any manner adverse to any Plan participant or beneficiary unless such participant or beneficiary gives his or her signed consent to the amendment; *provided*, that the following shall not be deemed adverse to any Plan participant or beneficiary for purposes of this clause (i): an amendment to combine or eliminate subtrusts or create new subtrusts within the Trust, and an amendment that is deemed necessary (as evidenced by the execution of any such amendment by the Company and the Trustee),

13

. ~ .. - . ' •. ( ( (b) consistent with the irrevocable status of the Trust, to ensure insofar as is. possible that neither the Trust nor any portion thereof constitutes a "funding'' for tax or ERISA purposes; (ii) the Payment Schedule may not be ame~ded except by the Consulting Firm in accordance with Section 2(a); and (iii) Exhibit A may not be amended unless such aniendment is approved by a majority of all Plan participants (and beneficiaries of deceased participants), including in such majority Plan participants (and beneficiaries of deceased participants) with Plan benefits exceeding, in aggregate present value (as reasonably determined by the Consulting Firm), one half (50%) of the total. present value of all benefits payable under the -Plans. No amendment shall conflict with the terms of the Plan or shall make the Trust revocable after .it has become irrevocable in accordance with Section 1(b) hereof. The Company may revoke or terminate the Trust at any time prior t~ a Change in Control. From and after a Change in Control, the Trust shall.not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Grantors; provided, that any stock. of the Company then held in the Trust shall be returned to the Company. Such remaining assets shall be paid by the Trustee in such amounts and in the manner instructed by the. Company, whereupon the Trustee shall be released and discharged from all obligations hereunder. From and after the date of termination, and until final distribution of the Trust Fund, the Trustee shall continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund. Section 13. Definition of Change in Control As used herein, the term Change in Control shall mean the occurrence of any of the following: (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1984, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 18d-8 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares ofStock (the· "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of t;he Company entitled to "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition . by the Company, (C) any acquisition by ariy employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a . transaction which complies with clauses (A), (B) and (C) or subsection (iii) ·below; or 14

(._ ( (ii) individuals who, as of the d.ate hereof, constitute the Board (the "Incumbent Board") cease for any reason or constitu~e at least a majority of th~ Board; provided, however, that any individual becoming a director ·subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbel)t Board, but excluding; for this purpose, any such individual whose initial assumption of office occurs as a result of an action or a threatened election contest with respect to the elect. on or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf Qf a Person other than the Board;or · (iii) · consummation of a reorganization, merger or col)solidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination''), in each case, unle·ss, following such Business · Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and the . Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, · respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote · generally in the election of directors, as the case may be, of the ·corporation resulting from sucJt Business Combination (including, without limitation, a corporation which as a result. of such transaction owns -the Company.or all or . substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, · immediately prior to such Business Combination of the Outstanding Comp~y Stock and Outstanding Company_Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting. securities of such corporation except to the extent that such ownership · existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of · the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or · (iv) approval by the shareholders. of the Company of a complete liquidation or dissolution of the Company. Section 14. Change In Control Provisions 15

Exhibit 10.22

**The following provisions relating to a Change in Control shall apply notwithstanding any provision contained herein to the contrary:**

**(a) The Company shall have the duty to notify the Trustee and the Consulting Firm whenever a Change in Control occurs; *provided*, that if a Change in Control has occurred, it shall be treated as having occurred for purposes of this Agreement notwithstanding any failure by the Company to give such notice. If, notwithstanding the absence of notice by the Company as described in the first sentence of this Section 14(a), the Trustee receives credible information (from Plan participants or beneficiaries or otherwise) that a Change in Control has occurred, the Trustee shall so notify the Company (including a copy contemporaneously delivered to the General Counsel of the Company) and the Consulting Firm stating that it has received such information and reciting the provisions of this Section 14(a). If the Company thereafter delivers to the Trustee and the Consulting Firm an opinion of independent legal counsel to the Company (which opinion may be based upon representations of fact, as long as counsel does not know that such representations are untrue) stating that a Change in Control has not occurred, no Change in Control will be deemed to have occurred for purposes of this Agreement; *provided*, that until the delivery of such an opinion, unless the Trustee shall have determined to its satisfaction that no Change in Control has occurred, the Company shall not be authorized to revoke the Trust or to take any action to recover assets therefrom to the extent such action would not have been permitted following a Change in Control.**

**(b) Following the occurrence of a Change in Control, the Trustee shall determine in its sole and absolute discretion, and shall give the Company and the Consulting Firm notice of, the "Trust Asset Value" (as hereinafter defined) and the Consulting Firm shall determine, and give the Company and the Trustee notice of, the "Required Assets" (as hereinafter defined). Such determinations shall be made, in each case as of the most recent "Measurement Date" (as hereinafter defined), as soon as practical following, and in all events within thirty days following receipt of notice of, the date of the Change in Control, and thereafter not less frequently than annually. In the case of the computation of the Required Assets, such determinations shall be based upon the most recent information available to the Consulting Firm pursuant to Section 2(a).**

**(c) Following the occurrence of a Change in Control, the Company shall contribute or cause to be contributed to the Trust, in cash, the excess (if any) of the Required Assets over the Trust Asset Value as of each Measurement Date beginning with the Change in Control, plus interest at the Applicable Federal Rate (as hereinafter defined) from such Measurement Date through the date of contribution, within three business days after receiving notice thereof.**

16

Exhibit 10.22

(d) The Company shall have the right to withdraw, or to cause to be withdrawn by itself or by one or more Subsidiaries, assets from the Trust in accordance with this Section 14(d). The Company may exercise this right of withdrawal by giving the Trustee and the Consulting Firm notice of its desire to do so and directing the Trustee to distribute to it and/or to one or more of its Subsidiaries all or any portion of the assets comprising the Trust Fund, and the Trustee shall so distribute such assets as promptly as practicable; *provided*, that no such distribution shall be made after a Change in Control (regardless of when the Company's notice of exercise is given) to the extent that the Trust Asset Value as of the most recent Measurement Date before such distribution is made, adjusted to reflect such distribution, would be less than 120 percent of the Required Assets determined as of such Measurement Date.

(e) For purposes of this Agreement:

(i) The "Applicable Federal Rate" as of any date means the applicable federal rate (as determined under Section 1274(d) of the Code) in effect on that date. Unless specified herein to the contrary, the applicable federal rate shall be the applicable long term federal rate as determined under Section 1274(d) of the Code.

(ii) The term "Measurement Date" means the last day of each calendar year or the date a Change in Control occurs;

(iii) The term "Required Assets" means the present value, as of the Measurement Date, of the sum of (x) the maximum aggregate amount that could become payable to participants and beneficiaries under the Plans if their employment terminated on the six-month anniversary of the Measurement Date, and (y) an estimate of the expenses reasonably likely to be incurred by the Trust from the Measurement Date through such six-month anniversary, including without limitation the Trustee's and Consulting Firm's fees as estimated by the Trustee and the Consulting Firm, respectively. In determining the present value of any benefit under a Plan, the Consulting Firm shall use the interest rate in effect for purposes of the Plan on the Measurement Date or, if it produces a larger present value, the interest rate that the Consulting Firm reasonably expects to be in effect on such six-month anniversary, based upon market conditions at the time the determination is being made; and

(iv) The term "Trust Asset Value" means the aggregate net fair market value of the assets of the Trust Fund as of the relevant Measurement Date.

Section 15. *Legal Defense Fund*

17

Exhibit 10.22

(a) The Trustee shall establish within the Trust Fund a separate fund, hereinafter referred to as a "Legal Defense Fund". The Legal Defense Fund shall consist of such portions of its contributions to its Trust as the Company shall specify in writing at the time of contribution, together with all income, gains and losses and proceeds from the investment, reinvestment and sale thereof, less all payments therefrom and expenses charged thereto in accordance with the provisions of this Agreement. Subject to Section 3, the Legal Defense Fund shall be held and administered by the Trustee for the purpose of defraying the costs and expenses incurred by participants and beneficiaries associated with the enforcement of their rights under the Plans by litigation or other legal action and the Trustee in performing its duties under this Section.

(b) The Legal Defense Fund shall be maintained and administered as a separate segregated account, provided, however, that the assets of the Legal Defense Fund may be commingled with all other assets of the same Trust, and with the assets of any other Trust, solely for investment purposes.

(c) If, at any time after a Change in Control, legal proceedings are brought against the Trustee by the Company or another party seeking to invalidate any of the provisions of this Agreement as they relate to the Trust, or seeking to enjoin the Trustee from paying any amounts from any Trust or from taking any other action otherwise required or permitted to be taken by the Trustee under this Agreement with respect to any Trust, the Trustee shall take all steps that may be necessary in such proceeding to uphold the validity and enforceability of the provisions of this Agreement as they relate to such Trust. The Trustee shall be empowered to retain counsel and other appropriate experts, including actuaries and accountants, to assist it in making any determination under this Section 15. All costs and expenses incurred by the Trustee in connection with any such proceeding (including, without limitation, the payment of reasonable fees, costs and disbursements of any counsel, actuaries, accountants or other experts retained by the Trustee in connection with such proceeding) shall be charged to and paid from the Legal Defense Fund. To the extent the Trustee's legal fees and expenses exceed the amount available in the Legal Defense Fund, such fees and expenses shall be paid by the Trustee from the assets of the Trust Fund.

(d) If, at any time after a Change in Control, a participant or beneficiary notifies the Trustee in writing that the Company or any Subsidiary has refused to pay a claim asserted by such participant or beneficiary under any Plan, the participant or beneficiary ("Claimant") may demand payment from the Legal Defense Fund with respect to expenses incurred in connection with the initiation or defense of any litigation or other legal action by or against the Company or the Subsidiary. Such demand shall be made in writing by delivering to the Trustee within 90 days of the date the Claimant incurs such expenses (i) a certification signed by the Claimant that the Company or the Subsidiary is in default in paying its obligations under the Plan, and (ii)

18

Exhibit 10.22

itemizing in reasonable detail in a form acceptable to the Trustee the expenses payable by the Legal Defense Fund. A participant's or beneficiary's right to claim against the Legal Defense Fund or to be reimbursed therefrom shall be subject to such additional limitations, conditions and preclusions, if any, as the Company may prescribe by notice to the Trustee prior to the Change in Control.

(e) In the event that on the date a Claimant's expenses are to be paid from the Legal Defense Fund other expenses payable from such fund have been claimed but not yet paid and the aggregate amount of all claims exceeds the amount available in the Legal Defense Fund, the Company shall be obligated to make an additional contribution to the Legal Defense Fund. In the event the Company fails to make such additional contribution, the Trustee shall promptly advise the Claimant and shall only pay that portion of the amount of the claim which is determined by multiplying such Claimant's claim by a fraction, the numerator of which is the amount held in the Legal Defense Fund and the denominator or which is the aggregate of the claims made by all Claimants.

(f) Notwithstanding any provision herein to the contrary, the Trustee shall be required to act under this Section only to the extent there are sufficient amounts available in the Legal Defense Fund to defray the costs and expenses the Trustee reasonably anticipates will be incurred in connection with such action.

(g) The Company's Legal Defense Fund shall continue to be held and administered by the Trustee for the purposes described in Section 15 until such time as all benefits to which all participants are entitled under all Plans shall have been paid in full to such participants or their beneficiaries. Any balance then remaining in the Legal Defense Fund shall be distributed to the Company.

Section 16 *Miscellaneous*

(a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of California..

19

. ' (d) c (e) ( This Agreement shall be binding on, and the powers granted to the Company, the Consulting Firm and the Trustee, respectively, shall be exercisable by the. respective successors and assigns ofthe Company, the Consulting Firm and the T..-ustee •. Any corporation that succeeds to substantially all of the business of the Trustee by merger, consolidation, purchase or otherwise shall upon succession and without appointment or other action by the Company be and become successor Trustee hereunder. Any communication to the Consulting Firm or the Trustee, including any . . notice, direction, designation, certification, order, instruction or objection, . shall be in writing (including for this purpose e-mail, fax or similar paperless transmissions) and signed (including equivalent· authentications used in · connection with paperless transmissions) by the person authorized under the applicable Plan or the Agreement. Each of the Consulting Firm and the Truste.e shall be fully protected and indemnified by the Company against any loss or liability incurred, other than as .a result of it$ negligence or willful misconduct, in acting in accordance with such written communications. Any notice required or permitted to ])e given hereunder shall be deemed given it written and hand delivered, mailed, postage prepaid, certified mail, retUrn receipt requested or transmitted by facsimile to the· Company, the Consulting Firm or the Trustee at the following address or such other address as a party may specify: (i) if to the Company: State Street Corporation 225 Franklin Street Boston, MA 02110 Attention: General Counsel Facsimile No. (617) 664-4006 (ii) If to the Consulting Firm: Mercer Human Resource LLC 2000 Clarendon Street Boston, MA 02116-5089 (iii) · If to the Trustee: U. S. Trust Company, N.A. 515 S. Flower Street, Suite 2800 Los Angeles, CA 90071-2291 Facsimile No. (213) 488-1366 20

( c .. . (f) Attention: Dennis Kunisaki Any obligation of the Company and/or the Trust to pay the Trustee amounts pursuant to any provision of this Agreement shall survive any amendment or terniination hereof or the Trustee's resignation or removal. Section 17. Effective Df!,te. The effective date of this Agreement shall be June 1, 2002. IN WITNESS WHEREOF the Company and the Trustee have signed this Agreement . as of ~he date first written above. STATE STREET CORPORATION Title: .Zf-:\~~~ . . ~ ..r..:L't .... :..o • .:t U.S. TRUST COMPANY, NATIONAL ASSOCIATION By:·,~··· . Title:'~ lku. ~· MERCER HUMAN RESOURCE LLC By:~OOJL~ ... ----~-H---. . Title: __ .-.~f..,;_r",;.,t.;"'~rk~r-=al~.'-· - .. ___ _ 21

... ( ( . ' . ' . EXIDBIT A List of Plans State Street Corporation Supplemental Executive Retirement Plan (SERP) State. Street Corporation Supplemental Defined Benefit Pension Plan (SUPER SERP) 22

Exhibit 10.22

# EXHIBIT B

## Minimum Standards for Successor Trustee

1. The successor trustee must not be affiliated with the Company or any company, entity or group that acquires the Company pursuant to a Change in Control.

2. The successor trustee must provide trust services to ten or more nonqualified trusts where the trust arrangement (commonly referred to as a "rabbi trust") does not affect the status of any underlying nonqualified plan as an unfunded plan maintained for the purpose of providing deferred compensation for select management and highly compensated employees for purposes of Title I of ERISA.

3. The successor trustee must have at least $25 billion in assets under trustee custodianship.

4. The successor trustee must have at least $5 billion in assets under discretionary investment management.

5. The successor trustee must have more than one investment product and several classes of assets under management.

6. The successor trustee's investment products must have competitive performance (net of fees), in the sole and absolute judgment of the Consulting Firm, relative to market and peer group indices.

7. The successor trustee must have been in the business of providing trust services to both nonqualified and qualified plans for a period of 10 years immediately prior to its selection.

Notwithstanding the seven minimum standards set forth in this Schedule B, the Consulting Firm may waive any one or more of these minimum standards if the Consulting Firm, in its sole and absolute discretion, determines that any such standard or standards can not reasonably be satisfied.

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